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                                                                   EXHIBIT 10.13

                         OUTDOOR CHANNEL HOLDINGS, INC.

                             FORM OF STOCK OPTION AGREEMENT

                       (PURSUANT TO NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN)

                   This Stock Option Agreement (the "Agreement") is made as of this ___ day of ______________, 20__, between Outdoor Channel Holdings, Inc. (the "Company") and ______________________ ("Director"). Unless otherwise defined herein, capitalized words used in this Agreement shall have the same meaning as the terms are defined in the Company's Non-Employee Directors Stock Option Plan (the "Option Plan").

                                 R E C I T A L S
                                 ---------------

         A. Under the terms of the Option Plan, the Company has granted as of the date of this Agreement a non-qualified stock option to Director to purchase shares of common stock of the Company ("Shares").

         B. The Company and Director desire to enter into this Agreement to memorialize the grant of the option to Director.

                   THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Company hereby grants to Director the right and option (the "Option") to purchase, on the terms and conditions contained herein, all or any part of an aggregate of 50,000 Shares. (The number of Shares subject to this Option is subject to adjustment, under certain circumstances, as provided in Section 8 of the Option Plan.)

         2. PURCHASE PRICE. The purchase price of the Shares subject to this Option shall be $_____ per Share, which price constitutes the "Fair Market Value" of each Share on the date of grant as determined pursuant to the terms of the Option Plan. (The purchase price for each Share subject to this Option is subject to adjustment, under certain circumstances, as provided in Section 8 of the Option Plan.)

         3. VESTING SCHEDULE. Except as provided in Section 6(d) of the Option Plan and Section 6 of this Agreement, the Option granted under this Agreement shall become exercisable on the following schedule, provided that Director is then serving as a member of the Board on such date:

                  (i) Beginning on the date three months following the date of this Agreement, forty percent (40%) of the total number of Shares covered by such Option (the total number of shares herein referred to as the "Covered Shares");



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                  (ii)     Beginning on the first anniversary of the date of
                           this Agreement, an aggregate of sixty percent (60%) of the Covered Shares;

                  (iii) Beginning on the second anniversary of the date of this Agreement, an aggregate of eighty percent (80%) of the Covered Shares; and

                  (iv) Beginning on the third anniversary of the date of this Agreement, and thereafter until the expiration of such Option pursuant to Section 7 of the Option Plan, an aggregate of one hundred percent (100%) of the Covered Shares.

The Option shall not be exercisable as to any Shares with respect to which such Option previously has been exercised, and the Option may not be exercised before approval (or ratification) of the Option Plan by the shareholders of the Company.

         4. EXERCISE. Prior to its expiration and in accordance with the vesting schedule outline in Section 3 above, each Option may be exercised, in whole or in part (provided, however, that the Company shall not be required to issue fractional shares) by delivery of written notice of exercise to the Secretary of the Company accompanied by the full purchase price of the Shares being purchased. The purchase price shall be paid (i) in cash or by check made payable to the Company, or (ii) in Payment Shares (as defined in Section 6(c) of the Option Plan), the Fair Market Value of which, as of the date of exercise, is equal to the purchase price, or (iii) by any combination of cash and Payment Shares. In addition, at the Board's discretion, the Company may allow the exercise of an Option and the payment of the purchase price by permitting the sale of the shares underlying the Option through a broker in accordance with a cashless exercise program acceptable to the Company pursuant to which Director concurrently provides irrevocable instructions (A) to Director's broker or dealer to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the purchase price plus all applicable taxes required to be withheld by the Company, if any, by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such broker or dealer in order to complete the sale. The Company shall not be required to deliver any Shares pursuant to an exercise of this Option until payment of the full purchase price therefore is received by the Company.

         5. NONTRANSFERABILITY. This Option shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, this Option may be transferred to Director's family members who acquire this Option from Director through a gift or a domestic relations order which meets the requirements set forth in General Instruction A.1.(a)(5) of Form S-8 Registration Statement under the United States Securities Act of 1933, as amended. In the event of Director's death, this Option may be exercised by such director's designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution to the extent permitted by the Option Plan.

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         6. EXPIRATION OF OPTIONS. Except as hereinafter provided, this Option shall expire on the earlier of (a) the tenth anniversary of the date of this Agreement of such Option or (b) the date that Director ceases to be a member of the Board; provided, however, that to the extent this Option is otherwise exercisable on the date that Director ceases to be a member of the Board for any reason other than "cause", death or retirement, this Option shall remain exercisable for six months following the last day of Director's Board membership and shall expire if not exercised within said six-month period. If Board membership ceases on account of death or retirement, the Option (to the extent it has not expired) held by Director on the last day of Board membership, to the extent it is then exercisable, shall remain exercisable for one year following the last day of Director's Board membership and shall expire if not exercised within said one-year period.

                   If Director's membership on the Board ends after the occurrence of "cause", this Option shall expire immediately on the last date of membership. "Cause", for the purposes of this Section 6, means any (i) act or omission for which indemnification of Director is prohibited by the laws of the jurisdiction of incorporation of the Company, (ii) conviction of a felony, or
(iii) misconduct involving personal profit to Director to the material detriment of the Company or its subsidiaries.

         7. TAX WITHHOLDING. Any exercise of this Option shall be subject to withholding of state and federal income taxes, FICA tax or other taxes to the extent required by applicable law.

         8. LAWS AND REGULATIONS. This Agreement, the grant and exercise of the Option under this Agreement, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, the Shares) shall be subject to all applicable laws, regulations and rules. In the event that the Shares are not registered under the Securities Act of 1933 (the "Act") or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

         9. OPTION PLAN. This Option is subject, and Director agrees to be bound by, all the terms and conditions of the Option Plan as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect Director's rights under this Option. Pursuant to the Option Plan, the Board has full authority to interpret the Option Plan, to promulgate such rules and regulations with respect to the Option Plan as it deems desirable and to make all other determinations necessary or desirable for


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the administration of the Option Plan. All decisions, determinations and interpretations by the Board shall be binding upon Director and all other interested persons. A copy of the Option Plan is available for inspection during business hours at the principal office of the Company by Director or any other person entitled to exercise this Option.

         10. CONTINUED SERVICE AS A DIRECTOR. This Agreement shall not obligate the Company or any affiliate of the Company to nominate Director for election or re-election to the Board nor constitute any contract or agreement of nomination with Director, nor shall this Agreement interfere in any way with the right of any person to remove Director.

         11. EFFECT OF A CHANGE IN CONTROL. In the event of a "Change in Control" of the Company as defined in Section 6(d) of the Option Plan, all unexpired Options held by Director on the date of such Change in Control shall be immediately exercisable in full, notwithstanding the Vesting Schedule of
Section 3 of this Agreement.

         12. GENERAL. Neither Director nor any person entitled to exercise this Option shall have any rights as a shareholder of the Company with respect to any Shares underlying this Option until such time as such shares are issued by the Company pursuant to the valid exercise of this Option.

                   The Option granted under this Agreement is a nonstatutory option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, beneficiaries, executors and administrators.

                   The paragraph headings used in this Agreement are for convenience only and are not part of the context.

                   This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

                                                           DIRECTOR:



OUTDOOR CHANNEL HOLDINGS, INC.,
an Alaska corporation
                                                           [-----------------]

                                                           Address:
By:
   -----------------------------------------
Name:  Perry T. Massie
Title:   Chief Executive Officer



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